SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            ARROW INTERNATIONAL, INC
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

            N/A
            --------------------------------------------------------------------

      2.    Aggregate number of securities to which transaction applies:

            N/A
            --------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            N/A
            --------------------------------------------------------------------

      4.    Proposed maximum aggregate value transaction:

            N/A
            --------------------------------------------------------------------

      5.    Total fee paid:

            N/A
            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

            --------------------------------------------------------------------

      2.    Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      3.    Filing Party:

            --------------------------------------------------------------------

      4.    Date Filed:

            --------------------------------------------------------------------

                            ARROW INTERNATIONAL, INC.
                               2400 Bernville Road
                           Reading, Pennsylvania 19605

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To be held on January 17, 2001

To Our Shareholders:

      The Annual Meeting of Shareholders of Arrow International, Inc. will be held at the Sheraton Reading Hotel, 1741 Paper Mill Road, Wyomissing, Pennsylvania at 4:00 p.m. on January 17, 2001 for the following purposes:

      (1)   To elect three directors;

      (2) To act upon a proposal to ratify the appointment of PricewaterhouseCoopers L.L.P. as the Company's independent accountants for the fiscal year ending August 31, 2001; and

      (3) To transact such other business, if any, as may properly come before the Annual Meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on November 30, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

      YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE ANNUAL MEETING.

                                        By Order of the Board of Directors,


                                        T. Jerome Holleran,
                                        Secretary

December 15, 2000
Reading, Pennsylvania

                                 PROXY STATEMENT

                       2001 ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                            ARROW INTERNATIONAL, INC.

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Arrow International, Inc. for the Annual Meeting of Shareholders to be held on January 17, 2001, or any adjournments thereof.

      The Board of Directors has fixed the close of business on November 30, 2000 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. On that date there were 22,001,783 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock is required to establish a quorum at the Annual Meeting. The affirmative vote of a plurality of the votes cast is required for the election of directors. The affirmative vote of a majority of the votes cast is required to ratify the appointment of independent accountants for fiscal 2001. Shares represented by proxies will be voted in accordance with the specifications made on the proxy card by the shareholder.

      With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will be excluded entirely from the vote and will have no effect on the outcome of the voting. With regard to the ratification of the appointment of independent accountants, abstentions may be specified. Since the affirmative vote of a majority of the votes cast is required to ratify the appointment of independent accountants, an abstention with respect to such proposal will have the same effect as a vote against such proposal. Any proxy not specifying the contrary will be voted in the election of directors for each of the Board of Directors' nominees and in favor of the proposal to ratify the appointment of independent accountants. A shareholder giving a proxy has the right to revoke it by a duly executed proxy bearing a later date, by attending the Annual Meeting and voting in person, or by otherwise notifying the Company prior to the Annual Meeting. Under applicable Pennsylvania law, broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter as to which the brokers or nominees do not have discretionary power) may be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining whether any non-discretionary proposals to be voted upon at the Annual Meeting have been approved. The Company believes that the proposals to be considered at the Annual Meeting are proposals in respect of which brokers and other nominees typically have discretionary power. Accordingly, unless one or more beneficial owners of the Common Stock have withheld discretionary authority from their brokers or nominees in respect of these types of proposals, the Company does not anticipate that there will be any broker non-votes in respect of such proposals. If there are any broker non-votes in respect of the proposals, however, the Company intends to treat such broker non-votes as stated above.

      The mailing address of the principal executive offices of the Company is P.O. Box 12888, 2400 Bernville Road, Reading, Pennsylvania 19612. This Proxy Statement and the enclosed proxy card are being furnished to shareholders on or about December 15, 2000.

                       PROPOSAL I - ELECTION OF DIRECTORS

      The Board of Directors of the Company is currently composed of ten directors, although up to 12 directors are permitted by the Company's Restated Articles of Incorporation and By-Laws. Under the Company's Restated Articles of Incorporation and By-laws, the Board is divided into four classes, as nearly equal in number as possible. At each Annual Meeting of Shareholders, directors constituting one class are elected for a four-year term (or for such lesser term as may be specified in the proxy statement furnished in connection therewith). The Board of Directors has nominated Carl G. Anderson, Jr., John E. Gurski and Marlin Miller, Jr., each of whom is currently a director, for election to the Board of Directors. If elected, each of Messrs. Anderson, Gurski and Miller will serve until the Annual Meeting of Shareholders to be held in 2005, or until such time as their respective successors are elected. The remaining directors will continue to serve as set forth below.

      The Board believes that each of the nominees will be available and able to serve as a director. If a nominee is unable to serve, the shares of Common Stock represented by all valid proxies will be voted for the election of such substitute as the Board may recommend, the Board may reduce the number of directors to eliminate the vacancy or the Board may fill the vacancy at a later date after selecting an appropriate nominee.

      Certain information concerning the nominees and those directors whose terms of office will continue following the Annual Meeting is set forth in the following table:

                               Principal Occupation, Business
Name                    Age    Experience and Directorship
----                    ---    ------------------------------

Nominees For Terms Expiring in 2005

Carl G. Anderson, Jr.   55     Director of the Company since January 1998.
                               President and Chief Executive Officer of ABC
                               School Supply, Inc., a manufacturer and marketer of materials and equipment for public and private schools, since May 1997. Consultant with the New
                               England Consulting Group, a general management and marketing consulting company, from May 1996 to May 1997. Vice President, General Manager,
                               Retail Consumer Products of James River
                               Corporation, a multinational company engaged in the development, manufacture and marketing of paper-based consumer and commercial products
                               ("James River"), from August 1994 to March 1996, and Vice President, Marketing, Consumer Brands of
                               James River from May 1992 to August 1994. From
                               1984 to May 1992, served in various capacities with Nestle Foods Corporation, the latest as Vice
                               President, Division General Manager, Confections.
                               Prior thereto, served in several marketing capacities with Procter & Gamble.

John E. Gurski          59     Director of the Company since January 1997.
                               Corporate Vice President of AMP Incorporated, a multinational company engaged in the development, manufacture and marketing of systems for electrical and electronic applications ("AMP") from 1989 until January 1999. President, Europe,
                               Middle East and Africa, of AMP since

                               July 1995 and beginning January 1, 1997,
                               President, Global Operations, of AMP. Corporate Vice President, Europe, of AMP from September 1993 to July 1995 and Corporate Vice President, Business & Operations Planning International, of AMP from January 1992 to September 1993. Corporate Vice President, Capital Goods Business Sector, of AMP from 1989 to January 1992 and Divisional Vice President, Operations, of AMP from 1987 to 1989. From 1972 to 1987, served in various manufacturing and operating capacities with AMP. Prior thereto, was employed by General Motors Corporation.

Marlin Miller, Jr.      68     Chairman of the Board of Directors of the Company
                               since January 20, 1999, Chief Executive Officer and a director of the Company since it was founded in 1975, and President of the Company from 1975 to January 1999. From 1972 to 1975,
                               Vice President and a director of Connors Investor
                               Services, a research and investment management firm. From 1959 to 1972, served in several capacities with Glen Gery Corporation, a manufacturer of building products, the latest as Executive Vice President and a director. Director of Carpenter Technology Corporation, a manufacturer of specialty steel. Also, President and a director of Arrow Precision Products, Inc., a corporation controlled by principal shareholders of the Company ("Precision"), which is in the process of being dissolved.

Directors Whose Terms Expire in 2002

Raymond Neag            69     Director of the Company since it was founded in
                               1975 and, until his retirement on October 31, 1999, Vice Chairman of the Company since January
                               1999. Executive Vice President of the Company from April 1992 to January 1999 and Senior Vice
                               President of the Company from 1975 to April 1992.
                               From 1973 until joining the Company, General
                               Manager of the Arrow Products Division of
                               Rockwell International Corporation, the Company's predecessor (the "Rockwell Division"). From 1971 to 1973, President of Teledyne Dental Products, a manufacturer of dental products and a division of Teledyne, Inc. Prior to 1971, Vice President and
                               Director of Marketing of Sherwood Medical, Inc., a medical device company. Also, Secretary and a director of Precision, pending its dissolution.

Richard T. Niner        61     Director of the Company since 1982. General
                               partner since January 1999 of Wind River
                               Associates L.P., a private investment
                               partnership. General partner since 1988 of Brynwood Management II L.P., the general partner of a private investment partnership based in

                               Greenwich, Connecticut. Director of Hurco
                               Companies, Inc., a manufacturer and marketer of computer numerical controls ("CNC") and CNC machine tools. Also, a director of Precision, pending its dissolution.

Directors Whose Terms Expire in 2003

John H. Broadbent, Jr.  62     Director of the Company since it was founded in
                               1975 and, until his retirement in August 1998, Vice President - Finance and Treasurer of the
                               Company since 1975. From 1966 to 1975, served in several capacities with Carpenter Technology
                               Corporation, a specialty steel manufacturer, the latest as Manager-Market Planning & Development.
                               From 1964 to 1966, consultant in the Management
                               Advisory Services Department of the international accounting firm of Price Waterhouse & Co. Also,
                               Vice President-Finance, Treasurer and a director of Precision, pending its dissolution.

George W. Ebright       62     Director of the Company since October 1993.
                               Director of Cytogen Corporation, a
                               biopharmaceutical company engaged in the development of diagnostic and therapeutic substances for human health care applications
                               ("Cytogen"), from February 1989 until May 1995.
                               Chairman of the Board of Cytogen from February
                               1990 until January 1995 and President from
                               February 1989 to August 1991. Prior thereto,
                               President and Chief Operating Officer and a director of SmithKline Beckman Corporation, a health care and life services company engaged in the marketing of a broad line of prescription and proprietary products for human and animal health care, as well as diagnostic and analytical products and services. From 1963 through 1987, held several senior management positions with SmithKline & French Laboratories and two of its divisions. Director of NABI, Inc., a biopharmaceutical company which develops products for the prevention and treatment of infectious diseases, and The West Company, a supplier of specialized packaging systems to the health care and consumer products industries. Also, a director of Precision, pending its dissolution.

Directors Whose Terms Expire in 2004

T. Jerome Holleran      64     Secretary and a director of the Company since it
                               was founded in 1975 and, until September 1997, a Vice President of the Company. Chairman of the Board of Directors of Precision Medical Products,
                               Inc. ("PMP"), a former subsidiary of Precision, since October 1999, Chief Executive Officer of
                               PMP since July 1996 and President of PMP from
                               July 1996 to October 1999. PMP manufactures and markets certain non-catheter medical products and was sold in August 1997 to certain management employees of Precision (including Mr.
                               Holleran). From February 1986 to September 1997,
                               Vice President, Chief Operating Officer and a director of Precision. President of Endovations, Inc., a former subsidiary of Precision that manufactured and marketed certain gastroenterological medical products
                               ("Endovations"), from 1991 until the sale in June
                               1996 of a portion of Endovations' business to the Company and the remainder to an unrelated third party. From 1971 to 1975, Director of Business
                               Planning-Textile Divisions of Rockwell
                               International Corporation and a Marketing Manager of the Rockwell Division. From 1969 to 1971, consultant with the management consulting firm of Booz, Allen and Hamilton.

R. James Macaleer       66     Director of the Company since January 1998.
                               Chairman of the Board of Shared Medical Systems
                               Corporation, a provider of computer-based information systems and associated services to the health industry in North America and Europe
                               ("SMS"), from 1969 to November 1997, and Chief
                               Executive Officer of SMS from 1969 to August
                               1995. Also, a director of Precision, pending its dissolution.

Alan M. Sebulsky        41     Director of the Company since January 1997.
                               Managing Director since March 2000 and Executive
                               Vice President and principal from July 1994 to March 2000 of Lincoln Capital Management, a private investment management firm based in Chicago, Illinois, with responsibility for investments in the health care industry. Also serves on Lincoln Capital Management's equity investment committee. From 1988 to May 1994,
                               Managing Director at Morgan Stanley & Company, an international investment banking and brokerage firm, with responsibility for equity research in the pharmaceutical and medical device industries.
                               From 1982 to 1988, held various positions at T.
                               Rowe Price & Associates, an investment management firm, the latest as Vice President, with responsibility for health care investment analysis and portfolio management.

Board of Directors and Committees of the Board

            The Board of Directors conducts its business through meetings of the Board and through activities of its committees. The Board of Directors held four meetings during fiscal 2000. All of the directors attended at least 75% of the meetings of the Board and any committee on which they served during fiscal 2000. Among the committees of the Board are the Audit Committee and the Human Resources Committee.

            The Audit Committee, among other things, reviews with management and outside auditors the Company's audited financial statements to be included in its Annual Report on Form 10-K and its interim financial results to be included in its quarterly reports on Form

10-Q, assesses the effectiveness and adequacy of the Company's internal accounting controls system and audit procedures, reviews corporate compliance policies and has the ultimate authority and responsibility to select or nominate for shareholder approval the firm to be appointed as independent accountants to audit the Company's financial statements. The members of the Audit Committee currently are Carl G. Anderson, Jr., Richard T. Niner, who acts as Chairman of the Committee, and Alan M. Sebulsky, none of whom are employees of the Company. The Audit Committee met two times during the fiscal year ended August 31, 2000.

            The Human Resources Committee reviews and recommends the compensation arrangements for executive management of the Company, including salaries, bonuses and grants of awards under, and administration of, the Company's 1999 Stock Incentive Plan and 1992 Stock Incentive Plan. The Human Resources Committee selects employees to whom awards will be made under the Company's stock incentive plans, determines the number of shares to be optioned or awarded, and the time, manner of exercise and other terms of the awards. The members of the Human Resources Committee currently are George W. Ebright, who acts as Chairman of the Committee, John E. Gurski and R. James Macaleer. The Human Resources Committee met three times during fiscal 2000.

Compensation of Directors

            The Company's directors who are not officers or employees of the Company received a quarterly fee of $4,000 for Board membership in fiscal 2000, a fee of $1,000 for attendance at each Board meeting and a fee of $500 for attendance at each Committee meeting. Directors are reimbursed for reasonable expenses incurred in connection with attending Board and Committee meetings. The Chairmen of the Audit Committee and the Human Resources Committee each receive an additional fee of $2,000 per year.

            To promote the Company's ability to attract and retain outside directors and to provide them with an incentive to maintain and enhance the Company's long-term performance, stock awards are made to directors who are not also employees or consultants of the Company. The stock awards are made pursuant to the Company's Directors Stock Incentive Plan in the form of non-qualified stock options. The plan was approved by the Company's shareholders at the Company's Annual Meeting of Shareholders held on January 17, 1996, on which date the plan became effective, and amendments to the plan were approved by the Company's shareholders at the Company's Annual Meeting of Shareholders held on January 19, 2000, on which date these amendments became effective. Upon an eligible director's first election to the Board, such eligible director receives options to purchase 5,000 shares of Common Stock. On the date each year when directors are elected to the Board, eligible directors receive options to purchase an additional 1,500 shares of Common Stock. The exercise price for each option is equal to the fair market value of the Common Stock on the date of grant. Each option has a term of ten years from the date of grant and vests on the first anniversary of the date of grant.

            The amendments to the Company's Directors Stock Incentive Plan approved by the Company's shareholders at the Company's 2000 Annual Meeting of Shareholders enabled non-employee directors who were shareholders of the Company at the time of the Company's initial public offering on June 9, 1992 to be eligible to receive stock awards under the plan, whereas previously such directors were not so eligible. In addition, these amendments to the plan enabled eligible directors to receive options to purchase 1,500 shares of Common Stock on the date each year when directors are elected to the Board, instead of the 500 shares previously provided for under the plan.

            On January 19, 2000, the date of the Company's 2000 Annual Meeting of Shareholders, in accordance with the amended terms of the plan, each of the directors of the Company, with the exception of Marlin Miller, Jr., the Chairman and Chief Executive Officer of the Company, was granted options to purchase 1,500 shares of Common Stock, in each case at an exercise price of $34.75, the closing price per share of the Common Stock on such date as reported on The Nasdaq Stock Market. In accordance with the amended terms of the plan, on the date of the Annual Meeting, each of the directors of the Company, with the exception of Mr. Miller, will receive options to purchase an additional 1,500 shares of Common Stock, in each case at an exercise price which is equal to the closing price per share of the Common Stock on such date as reported on The Nasdaq Stock Market.

Executive Officers

            The executive officers of the Company, their positions with the Company, business history and certain other information, as of November 30, 2000, are set forth below.

Name                 Office                                                  Age
----                 ------                                                  ---

Marlin Miller, Jr.   Chairman and Chief Executive Officer                    68
Philip B. Fleck      President and Chief Operating Officer                   56
Paul L. Frankhouser  Executive Vice President                                55
Frederick J. Hirt    Vice President - Finance, Chief Financial Officer       53
                        and Treasurer
T. Jerome Holleran   Secretary                                               64
Thomas D. Nickel     Vice President - Regulatory Affairs and Quality         61
                        Assurance
Scott W. Hurley      Controller                                              42

            Marlin Miller, Jr. has served as Chairman of the Board of Directors of the Company since January 1999 and as Chief Executive Officer and a director of the Company since it was founded in 1975. Mr. Miller served as President of the Company from 1975 to January 1999. From 1972 to 1975, Mr. Miller served as Vice President and a director of Connors Investor Services, a research and investment management firm. From 1959 to 1972, Mr. Miller served as Executive Vice President and a director of Glen Gery Corporation, a manufacturer of building products. Mr. Miller also serves as President and a director of Precision, pending its dissolution. See "Certain Transactions." He is a director of Carpenter Technology Corporation, a manufacturer of specialty steel.

            Philip B. Fleck has served as President and Chief Operating Officer of the Company since January 1999, as Vice President-Research and Manufacturing of the Company from June 1994 to January 1999 and as Vice President-Research and Engineering of the Company from 1986 to June 1994. From 1975 to 1986, Mr. Fleck served as Engineering Manager of the Company. From 1971 to 1975, Mr. Fleck served as Equipment Design Manager and Engineering Manager of the Rockwell Division. From 1967 to 1971, Mr. Fleck served as Manufacturing Development Engineer of Atlas Chemical Industries, a manufacturer of aerospace components.

            Paul L. Frankhouser has served as Executive Vice President of the Company since January 1999 and as Vice President-Marketing of the Company from 1986 to June 1994. From 1980 to 1986, Mr. Frankhouser served as Manager of Marketing of the Company, from 1977 to 1980, as Product Manager-Medical Devices and, from 1975 to 1977, as Manager of

Medical Products and Process Development of the Company. Prior to 1975, Mr. Frankhouser served as a Project Engineer of the Rockwell Division.

            Frederick J. Hirt has served as Vice President-Finance, Chief Financial Officer and Treasurer of the Company since August 1998. Prior to joining the Company, Mr. Hirt served in various capacities with Pharmacia & Upjohn, Inc. from 1980 through June 1998, where he most recently served as Vice President, Accounting and Reporting. From 1972 to 1980, Mr. Hirt was employed in the Chicago office of Coopers & Lybrand.

            T. Jerome Holleran has served as Secretary and a director of the Company since it was founded in 1975 and, until September 1997, also served as a Vice President of the Company. Mr. Holleran has also served as Chairman of PMP, a former subsidiary of Precision that manufactures and markets certain non-catheter medical products that was sold in August 1997 to certain management employees of Precision (including Mr. Holleran), since October 1999 and as Chief Executive Officer of PMP since July 1996. Mr Holleran served as President of PMP from July 1996 until October 1999. See "Certain Transactions." From February 1986 to September 1997, Mr. Holleran was also Vice President, Chief Operating Officer and a director of Precision. Mr. Holleran also served as President of Endovations, Inc., a former subsidiary of Precision that manufactured and marketed certain gastroenterological medical products, from 1991 until the sale in June 1996 of a portion of the Endovations business to the Company and the remainder to an unrelated third party. From 1971 to 1975, Mr. Holleran served as Director of Business Planning-Textile Divisions of Rockwell International Corporation and as a Marketing Manager of the Rockwell Division. From 1969 to 1971, Mr. Holleran was employed as a consultant by Booz, Allen and Hamilton.

            Thomas D. Nickel has served as Vice President-Regulatory Affairs and Quality Assurance of the Company since 1991. From 1986 to 1991, Mr. Nickel served as Director of Regulatory Affairs and Quality Assurance of the Company. Prior to joining the Company, Mr. Nickel served as Director of Regulatory Affairs and Quality Assurance of Omnis Surgical, Inc., a former subsidiary of Baxter International, Inc. that manufactured anesthesiological and other related products.

            Scott W. Hurley has served as Controller of the Company since April 1998. Prior to joining the Company, Mr. Hurley served in various capacities with Rhone-Poulenc Rorer from 1990 to April 1998, where he most recently served as a Director of Finance.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth, as of November 30, 2000, the beneficial ownership of Common Stock by (i) each director who is a shareholder,
(ii) each of the executive officers named in the Summary Compensation Table below, (iii) all directors and officers as a group (including the named individuals), and (iv) each beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise indicated in the notes immediately following the table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                       Amount        Percent of
Name                                             Beneficially Owned  Class Owned
----                                             ------------------  -----------

Marlin Miller, Jr. .............................    4,040,525(1)        18.4%
Richard T. Niner ...............................    3,149,085(2)        14.3
Raymond Neag ...................................    1,783,500(3)         8.1
John H. Broadbent, Jr. .........................      921,090(4)         4.2
T. Jerome Holleran .............................      525,065(5)         2.4
Philip B. Fleck ................................       94,100(6)          *
Paul L. Frankhouser ............................       69,134(7)          *
Frederick J. Hirt ..............................       10,000(8)          *
Thomas D. Nickel ...............................       17,160(9)          *
R. James Macaleer ..............................       13,915(10)         *
Carl G. Anderson, Jr. ..........................       13,216(11)         *
Alan M. Sebulsky ...............................       11,500(12)         *
John E. Gurski .................................        9,723(13)         *
George W. Ebright ..............................        8,500(14)         *
All directors and officers as a group (15
   persons) ....................................   10,668,613(15)       48.1

Robert L. McNeil, Jr. ..........................    2,296,844(16)       10.4
Richard T. Niner and Robert W.
   Cruickshank, as Trustees of the
   Robert L. McNeil, Jr. 1983
   Intervivos Trust dated
   November 30, 1983 ...........................    2,312,247           10.5
c/o The Bank of New York
    P.O. Box 11203
    New York, New York 10249

----------
*     Less than one percent.

(1) Includes 1,000 shares owned by Mr. Miller's wife, as to which Mr. Miller disclaims beneficial ownership. Also includes 9,000 shares held by a charitable foundation of which Mr. Miller is one of five trustees who have shared power to vote and dispose of the shares of Common Stock held by such foundation.

                       (footnotes continued on next page)

                    (footnotes continued from previous page)

(2) Shares beneficially owned include an aggregate of 6,923 shares owned by Mr. Niner's wife and minor child, as to which Mr. Niner disclaims beneficial ownership, 10,000 shares held by a charitable foundation of which Mr. Niner is an officer and a director with power to vote and dispose of the shares of Common Stock held by such foundation, as to which shares Mr. Niner disclaims beneficial ownership, and 2,312,247 shares held by Hare & Co., as nominee for the Robert L. McNeil, Jr. 1983 Intervivos Trust (the "McNeil Trust"), of which Mr. Niner is one of two trustees who have shared power to vote and dispose of the shares of Common Stock held in such trust. Also includes 1,500 shares issuable upon the exercise of options which are deemed to be presently exercisable.

(3) Includes 1,500 shares issuable upon the exercise of options which are deemed to be presently exercisable.

(4) Includes 12,000 shares owned by Mr. Broadbent's wife, as to which Mr. Broadbent disclaims beneficial ownership. Also includes 16,300 shares held by a charitable foundation of which Mr. Broadbent is one of three trustees who have shared power to vote and dispose of the shares of Common Stock held by such foundation, and 10,000 shares held by The Dana L. Bunting and Robert L. Bunting Irrevocable Educational Trust, of which Mr. Broadbent is sole trustee with power to vote and dispose of Common Stock held in such Trust. Also includes 1,500 shares issuable upon the exercise of options which are deemed to be presently exercisable.

(5) Includes 25,000 shares owned by Mr. Holleran's wife, as to which Mr. Holleran disclaims beneficial ownership. Also includes 1,500 shares issuable upon the exercise of options which are deemed to be presently exercisable.

(6) Includes 10,000 shares owned by Mr. Fleck's wife, as to which Mr. Fleck disclaims beneficial ownership. Also includes 57,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 68,000 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(7) Includes 300 shares owned by Mr. Frankhouser's children, as to which Mr. Frankhouser disclaims beneficial ownership. Also includes 47,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 53,000 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(8) Includes 8,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 22,000 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(9) Includes 8,800 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 5,200 share issuable upon the exercise of options which are not deemed to be presently exercisable.

(10) Includes 1,500 shares issuable upon the exercise of options which are deemed to be presently exercisable.

                       (footnotes continued on next page)

                    (footnotes continued from previous page)

(11) Includes 7,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable.

(12) Includes 7,500 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable.

(13) Includes 7,500 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable.

(14) Includes 8,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable.

(15) See footnotes (1) through (14) above. Also includes 2,100 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable granted to one executive officer. Does not include 4,400 shares issuable upon the exercise of options granted to one executive officer which are not deemed to be presently exercisable.

(16) Includes 65,000 shares held by a charitable foundation of which Mr. McNeil, a former director of the Company, is the president and one of eleven directors who have shared power to vote and dispose of the shares of Common Stock held by such foundation. Excludes 2,312,247 shares held by Hare & Co., as nominee for the McNeil Trust, of which Mr. McNeil was the grantor for the benefit of Mr. McNeil and his lineal descendants. Mr. McNeil disclaims beneficial ownership of such shares held in the McNeil Trust.

Section 16(a) Beneficial Ownership Reporting Compliance

            Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder require the Company's officers and directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and to furnish to the Company copies of all such filings. The Company has determined, based solely upon a review of (i) those reports and amendments thereto furnished to the Company during and with respect to the Company's fiscal year ended August 31, 2000, and (ii) written representations from certain reporting persons, that John E. Gurski, a director of the Company, was inadvertently late in filing a Form 5 pursuant to SEC Rule 16a-6 under the Exchange Act (1) with respect to the Company's fiscal year ended August 31, 1999, reporting the purchase of 4.5328 shares of Common Stock on June 15, 1999, and (2) with respect to the Company's fiscal year ended August 31, 2000, reporting the purchase of an aggregate of 15.8273 shares of Common Stock in four separate transactions on September 15, 1999, December 15, 1999, March 15, 2000 and June 15, 2000.

                             EXECUTIVE COMPENSATION

            The following table summarizes, for the Company's past three fiscal years, all compensation paid to the Company's Chief Executive Officer and each of the four most highly compensated other executive officers of the Company other than the Chief Executive Officer as of August 31, 2000 for services rendered to the Company in all capacities.

                           SUMMARY COMPENSATION TABLE

                                                     Annual                               Long-Term
                                                 Compensation(1)                       Compensation(1)
                                           ---------------------------       ------------------------------
                                                                                 Restricted      Securities
        Name and               Fiscal                                              Stock         Underlying             All Other
   Principal Position           Year       Salary($)        Bonus($)(2)          Awards($)       Options(#)         Compensations($)
   ------------------          ------      ---------        -----------      ----------------    ----------         ----------------
Marlin Miller, Jr.              2000       361,980          120,901                -0-                -0-              200,752(3)
Chairman and Chief              1999       346,392          117,427                -0-                -0-              198,298(3)
Executive Officer               1998       346,392(4)       106,931                -0-                -0-              198,690(3)

Philip B. Fleck                 2000       250,800           90,043                -0-                -0-                4,657(5)
President and Chief             1999       219,997           75,850                -0-           105,000(6)              4,961(5)
Operating Officer               1998       190,092           61,664                -0-            10,000(7)              4,888(5)

Paul L. Frankhouser             2000       219,450           71,666                -0-                -0-               17,283(8)
Executive Vice                  1999       202,497           69,991                -0-            80,000(9)             15,529(8)
President                       1998       190,092           61,664                -0-            10,000(10)            15,839(8)

Frederick J. Hirt(11)           2000       219,450           58,593                -0-                -0-                4,631(12)
Vice President-Finance,         1999       206,667           71,501                -0-            20,000(13)             3,439(12)
Chief Financial Officer         1998        16,667(14)        3,430(14)            -0-            10,000(15)                -0-
and Treasurer

Thomas D. Nickel                2000       145,863           25,964                -0-                -0-                3,276(16)
Vice-President-                 1999       137,361           19,698                -0-             4,000(17)             2,953(16)
Regulatory Affairs and          1998       132,930           24,887                -0-             5,000(18)             2,396(16)
Quality Assurance

      ----------
      (1) Column with respect to "Other Annual Compensation" has not been included in this table because there has been no such Other Annual Compensation awarded to, earned by or paid to any of the executive officers named above for any fiscal year covered in the table.

      (2) Includes annual incentive and profit sharing bonuses earned with respect to fiscal 1999, part of which were paid in fiscal 2000.

      (3) Consists of (i) matching contributions in the amount of $4,826, $5,000 and $4,790 made by the Company to Mr. Miller's account under the Company's 401(k) Plan in fiscal 2000, 1999 and 1998, respectively, and (ii) insurance premiums in the amount of $195,926, $193,298 and $193,900 paid by the Company in fiscal 2000, 1999 and 1998, respectively, in respect of term life insurance policies owned by certain trusts established by Mr. Miller, which premium payments must be repaid to the Company from either (a) the cash surrender value of such policies or (b) the death benefits of such policies.

      (4) In addition, Precision paid $3,464 as salary to Mr. Miller in fiscal 1998 in respect of Mr. Miller's devotion of approximately 1% of his business time to Precision during fiscal

            1998. See "Certain Transactions."

      (5) Represents matching contributions made by the Company to Mr. Fleck's account under the Company's 401(k) Plan in fiscal 2000, 1999 and 1998, respectively.

      (6) Represents an award to Mr. Fleck on (i) January 20, 1999 of options to purchase 100,000 shares of Common Stock at an exercise price of $25.125 per share under the Company's 1992 Stock Incentive Plan and
            (ii) August 31, 1999 of options to purchase 5,000 shares of Common Stock at an exercise price of $29.00 per share under the Company's 1999 Stock Incentive Plan. Subject to Mr. Fleck's continued employment with the Company, 20% (i.e., 20,000 and 1,000 options, respectively) of each of such stock option awards will vest on each of the first through the fifth anniversary of the date of such awards (i.e., January 20 and August 31, respectively). The options are subject to immediate vesting upon the occurrence of certain change in control events.

      (7) Represents an award to Mr. Fleck on September 9, 1997 of options to purchase 10,000 shares of Common Stock at an exercise price of $31.875 per share under the Company's 1992 Stock Incentive Plan. Subject to Mr. Fleck's continued employment with the Company, 20% (i.e., 2,000 options) of such stock option award will vest on each of the first through the fifth anniversary of the date of such award (i.e., September 9). The options are subject to immediate vesting upon the occurrence of certain change in control events.

      (8) Consists of (i) matching contributions in the amount of $4,620, $4,560 and $4,870 made by the Company to Mr. Frankhouser's account under the Company's 401(k) Plan in fiscal 2000, 1999 and 1998, respectively, and (ii) payments of $12,663, $10,969 and $10,969 made to Mr. Frankhouser in fiscal 2000, 1999 and 1998, respectively, in respect of his accrued but unused vacation allowance.

      (9) Represents an award to Mr. Frankhouser on (i) January 20, 1999 of options to purchase 75,000 shares of Common Stock at an exercise price of $25.125 per share under the Company's 1992 Stock Incentive Plan and (ii) August 31, 1999 of options to purchase 5,000 shares of Common Stock at an exercise price of $29.00 per share under the Company's 1999 Stock Incentive Plan. Subject to Mr. Frankhouser's continued employment with the Company, 20% (i.e., 15,000 and 1,000 options, respectively) of each of such stock option awards will vest on each of the first through the fifth anniversary of the date of such awards (i.e., January 20 and August 31, respectively). The options are subject to immediate vesting upon the occurrence of certain change in control events.

      (10) Represents an award to Mr. Frankhouser on September 9, 1997 of options to purchase 10,000 shares of Common Stock at an exercise price of $31.875 per share under the Company's 1992 Stock Incentive Plan. Subject to Mr. Frankhouser's continued employment with the Company, 20% (i.e., 2,000 options) of such stock option award will vest on each of the first through the fifth anniversary of the date of such award (i.e., September 9). The options are subject to immediate vesting upon the occurrence of certain change in control events.

      (11) Mr. Hirt joined the Company as Vice President-Finance, Chief Financial Officer and Treasurer on August 3, 1998. Accordingly, no information is provided for periods prior to such date with respect to Mr. Hirt.

      (12) Represents matching contributions made by the Company to Mr. Hirt's account under the Company's 401(k) plan in fiscal 2000 and 1999, respectively.

      (13) Represents an award to Mr. Hirt on August 31, 1999 of options to purchase 20,000 shares of Common Stock at an exercise price of $29.00 per share under the Company's 1999 Stock Incentive Plan. Subject to Mr. Hirt's continued employment with the Company, 20% (i.e., 4,000 options) of such stock option award will vest on each of the first through the fifth anniversary of the date of such award (i.e., August 31). The options are subject to immediate vesting upon the occurrence of certain change in control events.

      (14) Represents the pro rata portion of annual salary and bonus paid to Mr. Hirt from August 3, 1998, the date he joined the Company, to and including August 31, 1998.

      (15) Represents an award to Mr. Hirt on August 3, 1998 of options to purchase 10,000 shares of Common Stock at an exercise price of $27.75 per share under the Company's 1992 Stock Incentive Plan. Subject to Mr. Hirt's continued employment with the Company, 20% (i.e., 2,000 options) of such stock option award will vest on each of the first through the fifth anniversary of the date of such award (i.e., August 3). The options are subject to immediate vesting upon the occurrence of certain change in control events.

      (16) Represents matching contributions made by the Company to Mr. Nickel's account under the Company's 401(k) plan in fiscal 2000, 1999 and 1998, respectively.

      (17) Represents an award to Mr. Nickel on August 31, 1999 of options to purchase 4,000 share of Common Stock at an exercise price of $29.00 per share under the Company's 1999 Stock Incentive Plan. Subject to Mr. Nickel's continued employment with the Company, 20% (i.e., 800 options) of such stock option award will vest on each of the first through the fifth anniversary of the date of such award (i.e., August 31). The options are subject to immediate vesting upon the occurrence of certain change in control events.

      (18) Represents an award to Mr. Nickel on September 9, 1997 of options to purchase 5,000 shares of Common Stock at an exercise price of $31.875 per share under the Company's 1992 Stock Incentive Plan. Subject to Mr. Nickel's continued employment with the Company, 20% (i.e., 1,000 options) of such stock option award will vest on each of the first through the fifth anniversary of the date of such award (i.e., September 9). The options are subject to immediate vesting upon the occurrence of certain change in control events.

Option Grants

            There were no grants of stock options made during the fiscal year ended August 31, 2000 to the persons named in the Summary Compensation Table above or to any other employees of the Company.

Aggregate Option Exercises in Fiscal 2000 and Fiscal Year-End Option Values

            The following table provides information concerning stock options exercised during fiscal 2000 and the number of unexercised options held by the individuals named in the Summary Compensation Table as of August 31, 2000. Also reported are the values for unexercised, "in the money" options, which represent the positive spread between the respective exercise prices of such options and the fair market value of the Common Stock as of August 31, 2000.

Aggregated Option Exercises in Fiscal 2000 and Fiscal Year-End Option Values

                                                              Number of Securities
                                                             Underlying Unexercised         Value of Unexercised
                                                                    Options                 In-the-Money Options
                                                               August 31, 2000(#)         at August 31, 2000 ($)(1)
                                                         ------------------------------  ---------------------------
                         Shares
                      Acquired on
     Name             Exercise (#)   Value Realized ($)   Exercisable    Unexercisable   Exercisable    Unexercisable
   --------          --------------  ------------------   -----------    -------------   -----------    -------------
Philip B. Fleck            --                --              33,000         92,000         $231,625        $889,000
Paul L. Frankhouser        --                --              28,000         72,000         $179,125        $679,000
Frederick J. Hirt          --                --               8,000         22,000         $ 58,000        $153,250
Thomas D. Nickel           --                --               6,800          7,200         $ 12,800        $ 32,450

-----------------
(1) Based upon a closing price of the Common Stock of $35.625 per share on August 31, 2000 as reported on The Nasdaq Stock Market.

Retirement Plan

            The Retirement Plan for Salaried Employees of Arrow International, Inc. became effective on September 1, 1978, and was amended and restated as of September 1, 1984 and September 1, 1989 (the "Retirement Plan"). The Retirement Plan is a non-contributory defined benefit pension plan intended to be qualified under Section 401(a) of the Internal Revenue Code. The Retirement Plan covers salaried employees of the Company who have attained age 21 and completed one year of service and provides benefits based upon years of service and compensation. All of the executive officers of the Company participate in the Retirement Plan. Benefits under the Retirement Plan are based on an annual rate of 1.25% of a participant's final average earnings multiplied by such participant's years of credited service with the Company after September 1, 1975. Final average earnings are defined under the Retirement Plan as the participant's average annual compensation, excluding discretionary bonuses and subject to annual limitations on compensation under the Internal Revenue Code, during the 60 consecutive months in the final 120 months of the participant's employment which produce the highest average. Since 1989, Internal Revenue Code provisions have limited the amount of annual compensation that can be used for calculating pension benefits. In 2000, no more than $170,000 of annual salary can be used to determine an employee's annual benefit accrual. The Internal Revenue Service adjusts this figure annually. Benefits under the Retirement Plan are payable upon normal retirement, which is the later of age 65 or the fifth anniversary of commencing plan participation, early retirement at age 55 following ten years of service, death, disability or other termination of employment following five years of vesting service, and may be paid under various annuity forms of payment.

            Contributions to the Retirement Plan for any year depend on the assumptions used by the actuary for the Retirement Plan, historic investment experience and the level of prior years' funding. The annual contribution made by the Company to the Retirement Plan for fiscal 1998, 1999 and 2000 was $392,476, $1,341,588, and $1,220,044,
respectively, equivalent to approximately 1.6% for fiscal 1998, 5.6% for fiscal 1999 and 4.9% for fiscal 2000 of the covered compensation of all participants in the plan. The amount of the contribution, payment or account in respect of a specified person is not and cannot readily be separately or individually calculated by the actuary of the Retirement Plan. The executive officers of the Company named in the Summary Compensation Table currently have the following years of credited service for purposes of the Pension Plan: each of Messrs. Miller, Neag, Fleck and Frankhouser has 25 years, Mr. Nickel has 13 years and Mr. Hirt has two years. The following table shows the estimated annual benefits payable upon retirement at normal retirement age for each level of remuneration specified at the listed years of service.

                         PENSION PLAN TABLE

                                              Years of Service
                             ---------------------------------------------------
     Remuneration (1)           15          20         25        30         35
------------------------     -------     -------    -------    -------   -------
$100,000................     $18,750     $25,000    $31,250    $37,500   $43,750
 150,000................      28,125      37,500     46,875     56,250    65,625
 200,000................      31,875      42,500     53,125     63,750    74,375
 250,000................      31,875      42,500     53,125     63,750    74,375
 300,000................      31,875      42,500     53,125     63,750    74,375
 350,000................      31,875      42,500     53,125     63,750    74,375
 400,000................      31,875      42,500     53,125     63,750    74,375
 450,000................      31,875      42,500     53,125     63,750    74,375
 500,000................      31,875      42,500     53,125     63,750    74,375
 550,000................      31,875      42,500     53,125     63,750    74,375

--------------------
(1) Under current Internal Revenue Code provisions, no more than $170,000 of annual salary can be used to determine an employee's annual benefit accrual. The Internal Revenue Service adjusts this figure annually.

           HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

            The Human Resources Committee reviews and establishes, subject to approval of the Board of Directors, the compensation arrangements for executive management of the Company, including salaries, bonuses and grants of awards under, and administration of, the Company's 1999 Stock Incentive Plan and 1992 Stock Incentive Plan. The Human Resources Committee is currently composed of three non-employee directors of the Company.

Compensation Philosophy

            Arrow International's executive compensation program is designed to attract, retain, motivate and reward effective executive officers and to link executive compensation with the attainment of financial, operational and strategic objectives. In establishing the program, the Human Resources Committee assesses the performance of individuals and the Company relative to those objectives.

            The Company's compensation program generally provides incentives to achieve annual and long-term objectives. The principal elements of the compensation program are base salary, annual incentive bonuses and long-term incentive awards in the form of stock options, stock appreciation rights and/or grants of restricted Common Stock. These elements generally are blended in order to formulate compensation packages which provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of the Company's executive officers and other higher level personnel with those of the Company's shareholders.

Compensation Components

            Base Salary. Base salary levels for executive officers are derived from market comparisons with similarly-sized companies engaged in the manufacture of medical products for the health care industry with which the Company competes for executive talent. The Human Resources Committee believes that the Company's most direct competitors for this purpose are not necessarily all of the companies that would be included in a peer group established to compare shareholder returns. Therefore, the compensation peer group is not the same as the peer group index set forth in the Company Stock Performance Graph included in this Proxy Statement. Based on information currently available to the Human Resources Committee, the Human Resources Committee believes that base salary levels for executive officers, including the Chief Executive Officer, are, on average, at or near the median of base salary levels for executive officers of similar companies. In determining executive officers' salaries, the Human Resources Committee also considers individual experience and prior service to the Company, level of responsibility and overall job performance. The Human Resources Committee does not assign weights to these factors nor necessarily consider any one more important than the others. The Human Resources Committee reviews the performance of the Chief Executive Officer and, in determining his level of compensation for fiscal 2000, in addition to consideration of industry comparisons and individual performance, has taken particular note of the Company's achievements in fiscal 2000 in the following key areas: management efficiency; the successful introduction of new products into the market and the advancement of products under development; continued expansion of the Company's international production and marketing presence; and the Company's overall growth and profitability.

            Annual Incentive Bonuses. Annual incentive bonuses are based on two plans: a Company-wide corporate profit sharing plan (the "Profit Sharing Plan") and a pretax income growth plan limited to certain executive officers (the "Income Growth Bonus Plan").

            Each year of the Profit Sharing Plan begins on December 1st. For purposes of determining the amounts available for distribution under the Profit Sharing Plan, during each quarter of each plan year a fixed percentage of the pre-tax income of the Company, excluding profit sharing expense and other extraordinary income and expense, is allocated to the Profit Sharing Plan. The amount allocated to the Profit Sharing Plan is apportioned to each participating employee on a monthly basis in proportion to the fraction that such employee's compensation for that month represents of the total monthly compensation for all plan participants. Each month the Company distributes to each plan participant 75% of the plan proceeds allocable to such participant, while the remainder of such amount is accumulated for the benefit of such participant and paid out on an annual basis in December of the immediately following plan year. Mr. Miller and the Company's field sales representatives do not participate in the Profit Sharing Plan.

            Pursuant to the Income Growth Bonus Plan, at the discretion of the Human Resources Committee, Messrs. Miller, Fleck, Frankhouser, Hirt and Nickel are eligible to receive annual incentive bonuses equal to 5.0, 4.5, 4.0, 4.0 and
2.0 times, respectively, the percentage growth in pretax income, exclusive of extraordinary income and expense, of the Company over the previous year times their respective base pay. For fiscal 2000, the Company's pre-tax income, exclusive of extraordinary income and expense, increased 8.9% over fiscal 1999, resulting in an incentive bonus of 33.4% of base pay to Mr. Miller, 30.0% of base pay to Mr. Fleck, 26.7% of base pay to each of Messrs. Frankhouser and Hirt, and 17.8% of base pay to Mr. Nickel. Based upon the evaluation of other objectives relating to the Company's performance in fiscal 2000, each of Messrs. Miller, Fleck, Frankhouser and Hirt received 75% of the annual incentive bonuses to which they otherwise would have been entitled in fiscal 2000 under the Income Growth Bonus Plan. The Human Resources Committee believes that payment of such bonuses specifically linked to the growth in profitability of the Company provides appropriate and effective rewards for successful individual performances that contribute directly to the overall success of the Company. Therefore, it is the present intention of the Human Resources Committee to approve payment of incentive bonuses in fiscal 2001 to the eligible senior executive officers of the Company pursuant to the Income Growth Bonus Plan to the extent that the Company in fiscal 2001 achieves an increase in pretax income, exclusive of extraordinary income and expense, over fiscal 2000.

            Long-Term Incentive Awards. To promote the Company's long-term objectives, stock awards are made to executive officers and other employees who are in a position to make a significant contribution to the Company's long-term success. The stock awards are currently made pursuant to the Company's 1999 Stock Incentive Plan and its 1992 Stock Incentive Plan in the form of stock options, stock appreciation rights ("SARs") and grants of restricted Common Stock. Up until May 31, 1992 when such plan terminated, grants of restricted shares of the Company's previously outstanding Class A Common Stock were made pursuant to the Company's Restricted Stock Bonus Plan. Executive officers of the Company who were shareholders of the Company other than through participation in the Restricted Stock Bonus Plan, including Messrs. Miller, Neag, Broadbent and Holleran, were ineligible to receive awards of restricted stock under this plan.

            Since the stock options, SARs and restricted stock awards vest and may grow in value over time, these components of the Company's compensation plan are designed to reward performance over a sustained period. The Company intends that these awards will strengthen the focus of its executives and other key employees on managing the Company from the perspective of a person with an equity stake in the Company. The Human Resources Committee believes that, as a founder and principal shareholder of the Company, Mr. Miller currently has sufficient incentive to promote the long-term growth of the Company and, therefore, such executive officer has, to date, not received any stock awards.

            Stock awards are not granted each year. In selecting recipients and the size of stock awards, the Human Resources Committee generally considers various factors such as the overall job performance and potential of the recipient, prior grants to and amount of Common Stock currently held by the recipient, prior service to the Company, a comparison of awards made to executives and key employees in comparable positions at similar companies, and the Company's performance. No stock awards were made during fiscal 2000. As a result of stock awards made prior to fiscal 2000, each of the Company's executive officers who was not also a founder of the Company, as well as a significant number of non-executive employees of the Company, have been afforded the opportunity to enjoy an equity stake in the Company as part of their long-term compensation.

            Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), imposes limitations on the federal income tax deductibility of compensation paid to the Company's chief executive officer and to each of the other four most highly compensated executive officers of the Company. Under these limitations, the Company may deduct such compensation only to the extent that during any fiscal year the compensation does not exceed $1,000,000 or meets certain specified conditions

(such as certain performance-based compensation that has been approved by the Company's shareholders). Based on the Company's current compensation plans and policies and proposed regulations interpreting the Code, the Company and the Human Resources Committee believe that, for the near future, there is not a significant risk that the Company will lose any significant tax deduction for executive compensation. The Company's compensation plans and policies will be modified to ensure full deductibility of executive compensation if the Company and the Human Resources Committee determine that such an action is in the best interests of the Company.

                                         HUMAN RESOURCES COMMITTEE
                                         George W. Ebright, Chairman
                                         John E. Gurski
                                         R. James Macaleer

                             AUDIT COMMITTEE REPORT

            In connection with the preparation and filing of the Company's Annual Report on Form 10-K for the year ended August 31, 2000:

            (1) The Audit Committee of the Board of Directors has reviewed and discussed the audited financial statements with the Company's management.

            (2) The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU ss.
                  380), as may be modified or supplemented.

            (3) The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board Standard No. 1 (Independent Standards Board Standard No. 1, Independence Discussion with Audit Committees), as may be modified or supplemented, and has discussed with PricewaterhouseCoopers LLP the independence of that firm as the Company's auditors.

            (4) Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2000 for filing with the Securities and Exchange Commission.

            In June 2000, the Board of Directors formally adopted a charter for the Audit Committee. The Audit Committee Charter is attached as Annex A to this Proxy Statement. Each of the Audit Committee members is independent, as defined in Rule 4200(a) of the National Association of Securities Dealers' listing standards.

                                          AUDIT COMMITTEE
                                          Richard T. Niner, Chairman
                                          Carl G. Anderson, Jr.
                                          Alan M. Sebulsky

                             STOCK PRICE PERFORMANCE

            Set forth below is a line graph comparing the yearly cumulative total shareholder return on the Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Medical Products and Supplies Index for the period beginning on August 31, 1995 and ending on August 31, 2000. The comparison assumes $100 was invested on August 31, 1995 in the Common Stock and in each of the foregoing indices and also assumes reinvestment of all dividends.

                              [LINE GRAPH OMITTED]

-------------------------------------------------------------------------------------------------------------
                               August 31,     August 31,  August 31,    August 31,   August 31,   August 31,
                                  1995          1996         1997          1998         1999         2000
-------------------------------------------------------------------------------------------------------------
Arrow International, Inc.       $ 100.00      $  65.52     $  72.98      $  67.21     $  72.44     $  89.60
-------------------------------------------------------------------------------------------------------------
S&P 500 Stock Index             $ 100.00      $ 118.75     $ 166.95      $ 180.48     $ 252.33     $ 293.48
-------------------------------------------------------------------------------------------------------------
S&P Medical Products            $ 100.00      $ 113.81     $ 162.92      $ 180.42     $ 244.29     $ 297.67
and Supplies Index
-------------------------------------------------------------------------------------------------------------

            Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, none of the preceding Human Resources Committee Report on Executive Compensation, the Audit Committee Report or the Company Stock Performance Graph will be incorporated by reference into any of those prior filings, nor will any of such reports or graph be incorporated by reference into any future filings made by the Company under those statutes.

         HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            During the fiscal year ended August 31, 2000, the Human Resources Committee of the Board of Directors consisted of Messrs. Ebright, Gurski and Macaleer, none of whom is an officer or employee of the Company or any of its subsidiaries. Each of Messrs. Ebright and Macaleer is a director of Precision, pending its dissolution. See "Certain Transactions."

                              CERTAIN TRANSACTIONS

            Arrow Precision Products, Inc. ("Precision") is a former subsidiary of the Company which is currently in the process of being dissolved (substantially all of its assets have already been liquidated and distributed to shareholders). Prior to the sale of its remaining operating subsidiary, Precision Medical Products, Inc. ("PMP"), in August 1997 to a company owned by certain management employees of Precision (including Mr. Holleran), Precision was engaged in the business of manufacturing and marketing certain gastroenterological and other non-catheter medical products. Prior to the sale of PMP, Precision also manufactured certain other products, such as ground needles and injection sites, primarily for use by the Company. At November 30, 2000, pending the dissolution of Precision (which is awaiting formal notice of dissolution from the appropriate governmental authorities, which is expected to be received shortly), certain officers, directors and principal shareholders of the Company continued to own substantially all of Precision's outstanding common stock.

            The directors of Precision include Messrs. Miller, Neag, Broadbent, Ebright, Macaleer and Niner. During fiscal 2000, Messrs. Miller and Broadbent served as the president and the vice president-finance and treasurer of Precision, respectively. In fiscal 2000, due to the pending dissolution of Precision, Mr. Miller provided no services to Precision and Mr. Broadbent provided only minimal services to Precision and, accordingly, they served without compensation. Prior to the sale of PMP, Mr. Holleran served as the vice president and chief operating officer and a director of Precision. Mr. Holleran has served as chairman of the board of PMP since October 1999, chief executive officer of PMP since July 1999 and president of PMP from July 1996 to October 1999. Since the sale of PMP, Mr. Holleran has provided no services to Precision.

            Prior to the sale of PMP, the Company (i) purchased certain non-catheter medical products from Precision, for which the Company solicited competitive quotations from unrelated suppliers, (ii) provided certain operating and administrative services to Precision at rates which the Company believed to be comparable to those which would have been charged by unrelated third parties,
(iii) maintained employee benefit accounts, including medical benefits, for Precision's employees, at Precision's expense, and (iv) leased to Precision, on a net lease basis, office and manufacturing space at the Company's Wyomissing, Pennsylvania facility at rates believed by the Company to represent then current market rates.

            Since the sale of PMP, the Company has not purchased any products from Precision, has not provided any operating or administrative services to Precision and has discontinued leasing any space to Precision.

            Although no longer an operating company following the sale of PMP, Precision remained responsible for certain employee benefits, including pension and retirement health care, which were payable to individuals who are currently, or previously had been, employees of the Company. To ensure that these benefit obligations would be satisfied in the future, in January 1998, the Company assumed these obligations in exchange for the transfer by Precision to the Company of appropriate assets to satisfy such obligations. In addition,

Precision transferred to the Company, with no payment by either party to the other, its rights and obligations (including, without limitation, its obligation to pay premiums, which in fiscal 2000 amounted to $73,430) in respect of term life insurance policies owned by certain trusts established by Mr. Holleran, the former vice president and chief operating officer of Precision and the Secretary and a director of the Company, which premium payments must be repaid from either
(i) the cash surrender value of such policies or (ii) the death benefits of such policies.

            In fiscal 2000, the Company made purchases amounting to $138,000 of products from PMP that it had formerly purchased from Precision. The Company solicits competitive quotations from unrelated suppliers for products it purchases from PMP. In the future, the Company may continue to purchase products from PMP, provided that the quotations the Company receives from PMP for such products are competitive with those received from unrelated suppliers in terms of product availability, price, quality and delivery considerations.

            In fiscal 2000, the Company paid insurance premiums in the amount of $107,814 and $65,697 in respect of term life insurance policies owned by certain trusts established by Mr. Neag, the former Vice Chairman and a director of the Company, and by Mr. Broadbent, the former Vice President-Finance, Chief Financial Officer and Treasurer, and a director of the Company, respectively.

                    PROPOSAL 2 - RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

            The Company's independent accountants and auditors are Pricewaterhouse Coopers L.L.P., certified public accountants. PricewaterhouseCoopers L.L.P. has served as the Company's independent accountants and auditors since fiscal 1985. At the Annual Meeting, the shareholders will consider and vote upon a proposal to ratify the appointment of independent accountants for the Company's fiscal year ending August 31, 2001. The Audit Committee of the Board of Directors has recommended that PricewaterhouseCoopers L.L.P. be re-elected as independent accountants for the 2001 fiscal year. The Board of Directors unanimously recommends that shareholders vote FOR this proposal. Proxies solicited by the Board of Directors will be voted FOR the foregoing proposal unless otherwise indicated.

            Representatives of PricewaterhouseCoopers L.L.P. will be present at the Annual Meeting to make a statement, if desired, and to respond to appropriate questions from shareholders.

                                  OTHER MATTERS

            As of the date of this Proxy Statement, the Board of Directors does not intend to present any matter for action at the Annual Meeting other than as set forth in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will act in accordance with their judgment on such matters.

            In order to be eligible for inclusion in the proxy materials for the Company's 2002 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's principal executive offices by August 20, 2001.

            Proposals should be directed to the Secretary of the Company at the principal executive offices of the Company.

            The cost of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation therefor, may solicit proxies personally or by telephone or telegraph. The Company will also request brokers, banks and other nominees, custodians and fiduciaries to forward soliciting materials to their principals and to request authority for the execution of proxies and will reimburse such persons for forwarding such materials.

            A copy of the 2000 Annual Report accompanies this Proxy Statement. Additional copies may be obtained from the Secretary, Arrow International, Inc., P.O. Box 12888, 2400 Bernville Road, Reading, Pennsylvania 19612.

                                           By Order of the Board of Directors,


                                           T. Jerome Holleran,
                                           Secretary

December 15, 2000
Reading, Pennsylvania

                                                                         Annex A

                                     CHARTER

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                            ARROW INTERNATIONAL, INC.

Purpose

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls and the annual independent audit of the Company's financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

Membership

The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the NASD.

Accordingly, all of the members will be directors:

1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

Key Responsibilities

1.    Financial Reporting and Accounting Practices

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

o The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ('SAS') No. 61.

o As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

2.    Internal Control

The responsibility of the Committee in the area of internal controls is to provide reasonable assurance that management is maintaining an effective system of internal control, is in compliance with pertinent laws and regulations and is conducting its affairs ethically. To accomplish this, the Committee will:

o Assess the extent to which the planned audit scope of the independent public accountant can be relied on to detect fraud or weaknesses in internal controls and assess management's response to reported weaknesses or compliance deficiencies.

o Review corporate policies relating to compliance with laws and regulations, ethics, conflict of interest and the investigation of misconduct or fraud.

o Review significant cases of employee conflict of interest, misconduct or fraud.

o Review different aspects of the Company's business on a planned basis to ensure a general understanding of operations and functional areas.

o Meet privately with the independent accountants to discuss pertinent matters, including whether any restrictions have been placed by management on the scope of their examination.

o Discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

3.    Auditor Independence

The Committee shall:

o request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

o discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

o recommend that the Board take appropriate action to oversee the independence of the outside auditor.

4.    Auditor Selection

The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

Approved by Unanimous Consent of the Board of Directors of Arrow International, Inc. on June 7, 2000.

      Please mark your
X     vote as in this                                                      0395
      example.

This proxy when properly executed will be voted in the manner directed therein. If no direction is given with respect to a particular proposal, this proxy will be voted FOR such proposal.
--------------------------------------------------------------------------------
           The Board of Directors recommends a vote "FOR" proposal 2.
--------------------------------------------------------------------------------
                                                 FOR            WITHHELD

1. Election of Directors (see reverse)



2. Ratification of appointment of                FOR      AGAINST       ABSTAIN
   PricewaterhouseCoopers
   L.L.P. as independent accountants.

For, except vote withheld from the following nominee(s):


_____________________________________      _____________________________________
--------------------------------------------------------------------------------

                                                     Change of
                                                     Address/Comments
                                                     on Reverse Side.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

NOTE: Please sign exactly as name appears hereon. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. If a partnership, please sign in the partnership name by authorized persons.

SIGNATURE(S)____________________________________     DATE_______________________

                            ^ FOLD AND DETACH HERE ^

                                    ARROW (R)
                               INTERNATIONAL,INC.

                         Annual Meeting of Shareholders
                                 January 17,2001
                                    4:00 p.m.
                             Sheraton Reading Hotel
                              1741 Paper Mill Road
                            Wyomissing, Pennsylvania

                            ARROW INTERNATIONAL, INC.

         P.O.Box 12888, 2400 Bernville Road, Reading, Pennsylvania 19612

                  SOLICITED BY THE BOARD OF DIRECTORS FOR THE
               ANNUAL MEETING OF SHAREHOLDERS ON JANUARY 17,2001

P The undersigned hereby appoints Raymond Neag and John H. Broadbent, Jr., and each or either of them, his/her Proxies, each with full power to
R appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated hereon, all shares of common stock of ARROW
O INTERNATIONAL, INC. (the "Company") held of record by the undersigned on November 30, 2000, at the Annual Meeting of Shareholders to be held on
X January 17, 2001 and any adjournments thereof, and hereby further authorizes each of them, in their discretion, to vote upon any other
Y     business that may properly come before the meeting.

                                                 (Change of address/Comments)

      Election of Directors, Nominees:          ________________________________

        For terms expiring in 2005:             ________________________________
        Carl G.Anderson, Jr.
        John E.Gurski                           ________________________________
        Marlin Miller, Jr.
                                                ________________________________

                                                (If you have written in the
                                                above space, please mark the
                                                corresponding box on the reverse
                                                side of this card)

      You are encouraged to specify your choices by marking the appropiate boxes, SEE REVERSE SIDE, but you need not mark any box with regard to a particular proposal if you wish to vote FOR such proposal. The proxies cannot vote your shares unless you sign and return this card.

                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------

                            ^ FOLD AND DETACH HERE ^